SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 24, 2012
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)

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Pennsylvania	333-166225	27-2290659
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1015 Penn Avenue
Suite 103
Wyomissing PA 19610

Registrant's telephone number, including area code:  (610) 933-2000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                 Regulation FD

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of Customers Bancorp, Inc. (the "Corporation"), originally furnished on August 24, 2012 (the "Initial Filing"). The sole purpose for filing this Form 8-K/A is to correct a typographical error in the Initial Filing with respect the Corporation's Net Income guidance. No other changes have been made to the Initial Filing.

Anticipated Third Quarter Results

Customers Bancorp, Inc. consolidated financial statements for the quarter ended September 30, 2012 are not yet available.  The following expectations regarding our results for this period are solely estimates prepared by management based on currently available information.  Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to preliminary financial data and, accordingly, does not express an opinion or any other form of assurance with respect to this data.  Our actual results may differ from these expectations. Any such differences could be material.  Accordingly, you should not place undue reliance on such data.

We currently expect that, for the quarter ended September 30, 2012:

•	Net interest income will be between $17.2 million and $18.2 million;

•	Provision for loan and lease losses will be between $2 million and $4 million;

•	Net income will be between $4.0 million and $4.7 million;

•	Weighted average diluted share count will be 12.0 million;

•	Diluted EPS will be between $0.33 and $0.39;

•	Loan-to-Deposit ratio will be between 95% and 105%;

•	Return on Assets will be between 0.6% and 0.8%; and

•	Return on Equity will be between 9.5% and 10.5%.

We currently expect that, as of September 30, 2012:

•	Average net loans held for investment will be approximately $1.0 billion in September 2012; up from $824 million in June 2012;

•	Average Loans Held for Sale (warehouse loans including repos at fair value) will be approximately $1.1 billion in September 2012 up from $894 million in June 2012;

•	Average total assets will be approximately $2.5 billion in September 2012; and

•	Average deposits will be approximately $2.2 billion in September 2012.

We currently expect that, for the quarter ended September 30, 2012:

Our net interest margin will be between 3.0% and 3.1%;

Originated non-performing assets as a percentage of total assets will be between 0.9% and 1.1%.

We currently expect that our net income for the quarter ended September 30, 2012 will be between $4.0 million and $4.7 million, compared with net income of $6.5 million for the quarter ended June 30, 2012.  This decrease is expected to be primarily due to (1) a decrease of approximately $8.8 million in security gains, (2) a decrease in expenses due to $1.3 million of non-recurring IPO expenses in the quarter ended June 30, 2012, and (3) an increase in net interest income of 20% to 25% from the quarter ended June 30, 2012 levels due to strong loan growth while the quarterly average loan-to-deposit ratio is currently expected to increase from 83% to close to 100%.  Our loans held for investment to deposits ratio is currently expected to be 45% to 50% by the quarter ending September 30, 2012.

We currently expect that our average net loans held for investment as of September 30, 2012 will be approximately $1.0 billion, an increase of 25% from net loans held for investment of $0.8 billion as of June 30, 2012.  The increase is expected to be driven primarily by organic loan production from our new lending initiatives in multifamily lending, commercial lending and a purchase of some consumer loans.

We currently expect that our deposits as of September 30, 2012 will be approximately $2.2 billion, an increase of 15% from deposits of $1.9 billion as of June 30, 2012.  Deposit growth is expected to be driven by increases in noninterest-bearing DDA’s, CDs and brokered money market deposits.

About Customers Bancorp and Customers Bank

Customers Bancorp is a bank holding company based in Wyomissing, Pennsylvania.  Customers Bank is a state-chartered, full-service bank headquartered in Phoenixville, Pennsylvania.  Customers Bank is a member of the Federal Reserve System and is insured by the Federal Deposit Insurance Corporation (FDIC).  With assets of approximately $2.2 billion, Customers Bank provides a full range of banking services to small and medium-sized businesses, professionals, individuals and families through branch locations in Pennsylvania, New York and New Jersey.  Customers Bank is focused on serving its targeted markets with a growth strategy that includes strategically placed branches throughout its market area and continually expanding its portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.

“Safe Harbor” Statement

In addition to historical information, this information may contain “forward-looking statements” which are made in good faith by the Bancorp, pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to the Bancorp’s strategies, goals, beliefs, expectations, estimates, intentions, and financial condition, results of operations, future performance and business. Statements preceded by, followed by or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond the Bancorp’s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause the Bancorp’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. The Bancorp cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact that any future acquisition may have on the Bancorp and any such forward-looking statement. The Bancorp does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by the Bancorp or by or on behalf of Customers Bank.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information shall not be deemed incorporated by reference into any of the Corporation’s reports or filings with the SEC, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing. The information in this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Thomas R. Brugger
Name: Thomas R. Brugger
Title: Executive Vice President
and Chief Financial Officer

Date:           August 27, 2012